Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  EMBREX, INC.
             (Exact name of registrant as specified in its charter)

North Carolina                                             56-1469825
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

1035 Swabia Court
Durham, North Carolina                                      27703
(Address of Principal Executive Offices)                   (Zip Code)

            INCENTIVE STOCK OPTION AND NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plans)

                               Randall L. Marcuson
                      President and Chief Executive Officer
                                1035 Swabia Court
                          Durham, North Carolina 27703
                     (Name and address of agent for service)

                                 (919) 941-5185
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Gerald F. Roach, Esq.
          SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                              Post Office Box 2611
                          Raleigh, North Carolina 27602
                                 (919) 821-1220

                         CALCULATION OF REGISTRATION FEE

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
===============================================================================================================================
  Title of securities            Amount to              Proposed maximum           Proposed maximum             Amount of
   to be registered            be registered           offering price per         aggregate offering      Registration fee
                                                             share*                     price*
--------------------------------------------------------------------------------------------------------------------------------
     Common Stock,            700,000 shares               $7.3125                $5,118,750              $1,765.09
     no par value
================================================================================================================================

* This price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), shares that may be the subject of the plan are deemed to be offered at $7.3125 per share, the average of the high and low prices for the Company's Common Stock on May 16, 1996 in the NASDAQ National Market System.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement is filed to register additional securities of the same class as other securities for which registration statements, Registration Numbers 33-51582 and 33-63318, relating to the Incentive Stock Option and Nonstatutory Stock Option Plan are effective. The contents of said registration statements are incorporated herein by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed with the Commision and are incorporated herein by reference:

                  (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

                  (b) Quarterly Report on Form 10-Q for the three months ended March 31, 1996.

                  (c) Registration Statement on Form 8-A filed with the Commission on August 29, 1991, and amended October 24, 1991 and November 5, 1991, containing a description of the Common Stock of the Company.

         All documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS

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

         Exhibit
         No.
         5                 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. as to
                           the legality of additional securities being registered and consent to reference to it in the registration statement.

         24.1              Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. is
                           contained in the opinion submitted as Exhibit 5 hereto.

         24.2              Consent of Ernst & Young to the incorporation by reference of their report on the Company's 1995 audited financial statements contained in Form 10-K for the fiscal year ended December 31, 1995.




                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Morrisville, State of North Carolina, on the 16th day of May, 1996.

                                           EMBREX, INC.

                                           By:  /s/ Randall L. Marcuson
                                                Randall L. Marcuson
                                                President and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 16th day of May, 1996.



Signature                                                     Title

/s/ Randall L. Marcuson                              President, Chief Executive Officer and
Randall L. Marcuson                                  Director

/s/ John L. Bradley, Jr.                             Vice President, Finance and Administration (Principal
John L. Bradley, Jr.                                 Financial and Accounting Officer)

/s/ Charles E. Austin                                Director
Charles E. Austin

/s/ Lester M. Crawford, D.V.M., Ph.D.                Director
Lester M. Crawford, D.V.M., Ph.D.

/s/ Kenneth M. May, Ph.D.                            Director
Kenneth M. May, Ph.D.

/s/ Stephen Hartogensis                              Director
Stephen Hartogensis

/s/ Arthur M. Pappas                                 Director
Arthur M. Pappas



                                      - 3 -


                                  EMBREX, INC.
                                  EXHIBIT INDEX

Exhibit                                                               Page
No.          Description                                              No.

5            Opinion of Smith, Anderson, Blount, Dorsett, Mitchell
             & Jernigan, L.L.P. regarding the legality of securities being registered


23.1         Consent of Smith, Anderson, Blount, Dorsett,
             Mitchell & Jernigan, L.L.P. is contained in the opinion submitted as Exhibit 5 hereto


23.2         Consent of Ernst & Young LLP






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